EXHIBIT 11
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                        IVAX CORPORATION AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS (LOSS) PER SHARE
                      (In thousands, except per share data)

PERIOD ENDED SEPTEMBER 30,                          THREE MONTHS           NINE MONTHS
                                                 1996         1995       1996       1995
                                              ----------    --------  ---------   ---------
PRIMARY EARNINGS (LOSS) PER COMMON SHARE:

   Income (loss) before extraordinary items   $ (178,669)   $ 27,582  $(156,704)  $  79,010
   Extraordinary items, net of tax                     -           -     (2,073)         34
                                              ----------    --------  ---------   ---------
   Net income (loss) for primary computation  $ (178,669)   $ 27,582  $(158,777)  $  79,044
                                              ==========    ========  =========   =========

   Average number of common and dilutive
      common equivalent shares-primary           121,467     119,312    120,774     118,842
                                              ==========    ========  =========   =========
   Earnings (loss) before
      extraordinary items                     $   (1.47)    $    .23  $   (1.29)  $     .67
                                              ==========    ========  =========   =========

   Net earnings (loss)                        $   (1.47)    $    .23  $   (1.31)  $     .67
                                              ==========    ========  =========   =========
FULLY DILUTED EARNINGS (LOSS) PER
   COMMON SHARE:
   Income (loss) before extraordinary items   $ (178,669)   $ 27,582  $(156,704)  $  79,010
   Adjustment for interest expense on 9.00%
      Convertible Subordinated Debentures,
      net of tax                                       -          16          -          57
                                              ----------    --------  ---------   ---------
   Adjusted income (loss) before
      extraordinary items for fully
      diluted calculation                       (178,669)     27,598   (156,704)     79,067
   Extraordinary items, net of tax                     -           -     (2,073)         34
                                              ----------    --------  ---------   ---------
   Net income (loss) for fully
      diluted computation                     $ (178,669)   $ 27,598  $(158,777)  $  79,101
                                              ==========    ========  =========   =========

   Average number of common and dilutive
      common equivalent shares-fully diluted     121,467     120,692    120,774     120,578
                                              ==========    ========  =========   =========
   Earnings (loss) before extraordinary
      items                                   $   (1.47)    $    .23  $   (1.29)  $     .66
                                              ==========    ========  =========   =========

   Net earnings (loss)                        $   (1.47)    $    .23  $   (1.31)  $     .66
                                              ==========    ========  =========   =========
AVERAGE NUMBER OF COMMON SHARES AND
   DILUTIVE COMMON SHARES EQUIVALENTS

Primary shares:
   Average number of common shares
      outstanding                                121,467     116,165    120,774     115,468
   Incremental shares for options
      and warrants                                     -       3,147          -       3,374
                                              ----------    --------  ---------   ---------
                                                 121,467     119,312    120,774     118,842
                                              ==========    ========  =========   =========
Fully diluted shares:
   Average number of common shares
      outstanding                                121,467     116,165    120,774     115,468
   Incremental shares for options
      and warrants                                     -       4,241          -       4,824
   Conversion equivalent of 9.00%
      Convertible Subordinated Debentures              -         286          -         286
                                              ----------    --------  ---------   ---------
                                                 121,467     120,692    120,774     120,578
                                              ==========    ========  =========   =========
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